                                                                    EXHIBIT 4.6
                                                                    -----------

                           DURAMETALLIC CORPORATION
                           ------------------------

                       EXECUTIVE INCENTIVE BONUS PLAN,
                       ------------------------------
                                  AS AMENDED
                                  ----------

                                  SECTION I
                                  ---------

                                   PURPOSE
                                   -------

               1.1 The purpose of this Plan is to provide additional compensation as an incentive to Key Executives upon whose efforts the continued successful and profitable operations of the Corporation and its subsidiaries are largely dependent, and to insure the continued availability of their services to the Corporation.

                                   SECTION
                                   -------

                                 DEFINITIONS
                                 -----------


                       For purposes of this Plan:

               2.1 "Adjusted Consolidated Income" means the Corporation's consolidated income before provisions for income taxes and minority interests and before deduction of the Bonus, as shown on the consolidated statement of income contained in the Corporation's annual report to stockholders.

               2.2 "Adjusted Income Portion Points" mean the points awarded to Key Executives by the Committee with respect to the Adjusted Income Portion of the Bonus as described in Section 5.1.

               2.3 "Beginning of the Year Stockholders' Equity" means the stockholders' equity at the end of the preceding Year, as shown on the consolidated balance sheet contained in the Corporation's annual report to stockholders.

               2.4     "Board" means the board of directors of the Corporation.

               2.5 "Bonus" means any bonus awarded to a Key Executive pursuant to the Plan.

               2.6 "Committee" means the Incentive Bonus Committee appointed under Section 3.1 to administer the Plan.

               2.7 "Common Shares" mean the common shares of the Corporation.

               2.8     "Corporation" means Durametallic Corporation.

              2.9 "Disability" means a mental or physical illness or condition rendering a Key Executive incapable of performing his normal duties with the Corporation for a period of six months.

              2.10 "Key Executive" means an employee of the Corporation who is selected by the Committee to participate in the Plan.

              2.11 "Long Term Portion Points" mean the points awarded to Key Executives by the Committee with respect to the Long Term Portion of the Bonus as described in Section 5.1.

              2.12 "Partial Bonus" means an amount obtained by multiplying the Bonus that the Key Executive would have received if he had been employed for a full Year by a ratio equal to the calendar days prior to the employment termination date over the total calendar days in the Year.

              2.13 "Plan" means this Executive Incentive Bonus Plan, as amended.

              2.14 "Retirement" means retirement as defined in the Corporation's R. D. Hall Employee Stock Ownership Plan, as it may from time to time be amended.

              2.15 "Return on Equity" means an amount obtained by dividing the Corporation's consolidated net income, as shown on the consolidated statement of income, by consolidated stockholders' equity as of the end of the preceding Year, as shown on the consolidated balance sheet contained in the Corporation's annual report to stockholders.

              2.16 "Return on Equity Bonus Amount" means an amount calculated each Year according to the following schedule:

                     If Return on                    Return on
                        Equity                      Equity Bonus
                        Equals:                    Amount Shall be:
                     ------------                  ----------------
                     20% or above                      $50,000
                         19%                            45,000
                         18%                            40,000
                         17%                            35,000
                         16%                            30,000
                         15%                            25,000
                         14%                            20,000
                         13%                            15,000
                         12%                            14,000
                         11%                            12,500
                         10%                            10,000
                    Less than  10%                         -0-

      For purposes of calculating Return on Equity Bonus Amounts under this section, Return on Equity amounts shall be rounded to the nearest whole percentage.

             2.17 "Year" means the fiscal year of the Corporation ending December 31.


                                  SECTION 3
                                  ---------

                                ADMINISTRATTON
                                --------------

             3.1 The Board shall, appoint an Incentive Bonus Committee which shall serve at the pleasure of the Board. The President shall be an EX OFFICIO member of the Committee but shall have no voting rights. The Committee is authorized to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for the administration of the Plan as it may deem appropriate. No voting member of the Committee shall be eligible to receive a Bonus under the Plan for any period during which he served as a member of the Committee. All decisions and selections made by the Committee shall be final and binding upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

             3.2 The selection of employees to receive Bonuses and the determination of the number of points to be awarded to each Key Executive shall be entirely within the discretion of the Committee.

                                  SECTION 4
                                  ---------

                         SELECTTON OF KEY EXECUTIVES
                         ---------------------------

             4.1 As soon as practicable after the beginning of each Year, the Committee shall select employees eligible to participate in the Plan and determine the number of Adjusted Income Portion Points and Long Term Portion Points to be awarded to each Key Executive for that Year. In making such selections, the Committee shall consider the recommendations of management.

             4.2 The Committee shall notify each Key Executive of his selection as a participant in the Plan, the number of Adjusted Income Portion Points and Long Term Portion Points awarded to him and the total number of Adjusted Income Portion Points and Long Term Portion Points awarded to Key Executives for that Year.

             4.3 The selection of an employee to be a Key Executive for a particular Year shall not constitute him a Key Executive for another Year unless he is selected to be a Key Executive for such other Year.

                                  SECTION 5
                                  ---------

                            COMPUTATTON OF BONUS
                            --------------------

               5.1 The Bonus shall consist of an Adjusted Income Portion and a Long Term Portion as computed below. Each Key Executive shall be entitled to receive the same percentage of the total Adjusted Income Portion as his Adjusted Income Portion Points are to the total Adjusted Income Portion Points of all Key Executives and the same percentage of the total Long Term Portion as his Long Term Portion Points are to the total Long Term Portion Points of all Key Executives.

               5.2 The Adjusted Income Portion of the Bonus for each Year shall be an amount equal to five percent (5%) of the balance remaining after deducting eight percent (8%) of the Beginning of the Year Stockholders' Equity from the Adjusted Consolidated Income.

               5.3 The Long Term Portion of the Bonus for each Year shall be an amount equal to the sum of the Return on Equity Bonus Amounts for the last five Years.

               5.4 The Corporation's independent public accountants shall determine and report to the Committee the amount available for the Plan for each Year as promptly after the close of such Year as practicable following completion of their review and audit of the accounts of the Corporation for the purpose of certification of the financial statements appearing in the annual report to shareholders for the Year. This Plan refers to the date that the Corporation receives the accountant's report as the "Determination Date."

                                  SECTION 6
                                  ---------

                    METHOD AND TIME OF PAYMENT OF BONUS
                    -----------------------------------

               6.1 The Corporation shall pay the Adjusted Income Portion of the Bonus in cash. The Corporation shall distribute the Adjusted Income Portion as soon as possible after the Determination Date.

               6.2    The Corporation shall pay the Long Term Portion of the
       Bonus fifty percent (50%) in cash and fifty percent (50%) in Common Shares. The Corporation shall pay the cash portion of the Long Term Portion in annual installments of twenty-five percent (25%), the first installment payable the Year following the Year the Corporation selects the employee as a Key Executive and the remaining installments payable in each of the succeeding three Years. The Corporation shall pay the first cash installment within ninety (90) days after the Determination
       Date.   The Corporation shall pay each subsequent cash installment within one hundred fifty (150) days of the beginning of each succeeding year.

                 6.3 The Corporation shall pay the Common Share portion of the Long Term Portion of the Bonus as soon as possible after the Corporation has determined the market value of the Common Shares as set forth in Section 7.2. The Corporation shall issue in the name of the Key Executive all of the Common Shares payable under the Long Term Portion of the Bonus. All of the Common Shares (the "Restricted
        Stock") shall be subject to the restrictions set forth in Section
        8.6.

                                  SECTION 7
                                  ---------

                                 STOCK BONUS
                                 -----------

                 7.1 Common Shares to be delivered in partial payment of Bonuses shall be made available from authorized and unissued stock of the Corporation.

                 7.2 The Common Share portion of the Long Term Portion of the Bonus shall consist of the number of Common Shares having an aggregate market value, determined within ninety (90) days of the Determination Date, equal to fifty percent (50%) of the Key Executive's share of the Long Term Portion as determined under Section 5.1. If payment of Common Shares would require the delivery of a fractional share, then in lieu of the fractional share the Corporation shall pay to the Key Executive the cash value thereof. Market value shall be determined by independent appraisers or such other valuation methods as the Corporation may from time to time adopt.

                 7.3 The Key Executive shall represent and warrant that he is acquiring the Common Shares for his own account and investment and without any intention to resell, or distribute the Common Shares. The Key Executive shall agree not to resell or distribute the Common Shares except upon the conditions as the Corporation may reasonably specify to insure compliance with federal and state securities laws. The Key Executive shall execute an agreement in the form of EXHIBIT A, or such other form as the Committee may from time to time adopt.

                7.4     (a)    Any certificate issued under this Plan and
        representing Common Shares which are Restricted Stock shall bear the following legend:

                        The Corporation has not registered these shares under federal and state securities laws. The holder of these shares may not sell or otherwise transfer the shares unless the sale or other transfer is (A) registered or exempt from registration under federal and applicable state securities laws and (B) in accordance with an agreement with the company dated [insert date of employee's letter agreement] a copy of which is on file with the Corporation. Under the agreement, the shares represented by this certificate are subject to forfeiture upon the occurrence of certain events.

                      (b) Any certificate issued under this Plan and representing Common Shares which, by the terms of Section 8.6 and the written agreement described in Section 7.3 hereof, are no longer subject to a termination of rights and interests as Restricted Stock shall bear the following legend:

                      The Corporation has not registered these shares under federal and state securities laws. The holder of these shares may not sell or otherwise transfer the shares unless the sale or other transfer is (a) registered or exempt from registration under federal and applicable state securities laws and (b) in accordance with an agreement with the Corporation dated [insert date of employee's letter agreement], a copy of which is on file with the Corporation.


                                  SECTION 8
                                  ---------

                         TERMINATION OF EMPLOYMENT
                         -------------------------

               8.1 A Key Executive whose employment terminates by dismissal for cause or who voluntarily terminates his employment shall forfeit all rights to any Bonus for the Year in which he terminates employment, any unpaid Bonus awarded for the Year prior to the Year in which he terminates employment, and any unpaid cash installments of the Long Term Portion of any Bonus awarded in any previous Year. As set forth in
       Section 8.6, the termination of employment shall also terminate the Key Executive's right to and interest in any Restricted Stock the Key Executive has received. For purposes of this Plan, "cause" shall include conviction of a crime involving moral turpitude, neglect of duties, incompetence, disobedience of reasonable directives of the Board, or activities in direct competition with the Corporation or in aid of its competitors, or any other activities which operate to the detriment of the Corporation.

               8.2 A Key Executive whose employment terminates after the end of any Year in which he was designated a Key Executive, but before the Bonus for the Year is paid, because of death, Disability, Retirement, or any other reason except for dismissal for cause or voluntary termination, shall be entitled to the Bonus for the prior Year and shall be entitled to continue to receive any unpaid cash installments of the Long Term Portion of any Bonus awarded in any previous Year. The Corporation shall pay the Bonus to the Key Executive in the same manner as if he were still employed, or in the event of death, in the same manner as if he were living, PROVIDED, that the Corporation shall pay the Long Term Portion of the Bonus entirely in cash.

               8.3 A Key Executive whose employment terminates during a Year in which he was designated a Key Executive because of death, Disability, Retirement, or any other reason except for dismissal for cause or voluntary termination, shall be entitled to a Partial Bonus for the Year. The Corporation shall pay the Bonus to the Key Executive in the same manner as if he were still employed, or in the event of death in the same manner as if he were living, provided, that the Corporation shall pay the Long Term Portion of the Bonus entirely in cash.

                8.4 The Corporation shall reallocate among the remaining Key Executives on a pro rata basis any bonus forfeited or reduced pursuant to
       Section 8.1 or Section 8.3, PROVIDED, that any unpaid installments of the Long Term Portion of any Bonus awarded for any Year prior to the Year of termination, which unpaid installments are forfeited pursuant to
       Section 8.1, shall not be reallocated nor inure to the benefit of any other Key Executives.

                8.5 Each Key Executive may file a written notice with the Committee designating a beneficiary or beneficiaries to receive any Bonus payable pursuant to Section 8.2 or Section 8.3 at the death of the Key Executive. The Key Executive may change the designation from time to time; provided, however, that any change shall not be effective until received in writing by the Committee. If no beneficiary has been designated or survives the Key Executive, any such Bonus shall be paid to the estate of the Key Executive.

                8.6 Each award of Restricted Stock under this Plan shall be subject to the following terms and conditions. The agreement referenced in Section 7.3 shall contain these terms and conditions.

                       (a) EMPLOYMENT. The Corporation shall award Restricted Stock on the condition that the Key Executive remain in the employ of the Corporation, or one or more of its subsidiaries, for a period of three (3) years following the date of the award of the Restricted Stock (the "Restricted Period"). This condition shall not affect the right of the Corporation or any subsidiary to terminate the Key Executive's employment at any time for any reason. An award of Restricted Stock in any Year shall not affect the length of the Restricted Period which applies to previously awarded Restricted Stock.

                       (b)     TERMINATION OF RIGHTS AND INTERESTS.     In
                the event the Corporation terminates the Key Executive's employment for cause (as defined in Section 8.1), the Key Executive voluntarily terminates his or her employment or a Transfer (as defined in Section 8.6(d)) occurs or is proposed to occur during a Restricted Period (collectively referred to as a "Terminating Event"), the Key Executive's rights to and interests in the shares of Restricted Stock the subject of the Restricted Period shall terminate as of the date of Terminating Event and the Key Executive shall promptly surrender to the Corporation those shares of Restricted Stock as to which the Key Executive's rights and interests have terminated.

                      (c) DEATH OR NORMAL RETIREMENT. In the event employment terminates during a Restricted Period by reason of death, Disability or Retirement, or the Corporation terminates employment without cause, the Key Executive's right to all of the Key Executive's Restricted Stock the subject of the Restricted Period shall vest as of the date that the employment terminates and the Key Executive may then transfer the Restricted Stock free of the restrictions under this Plan, except for those restrictions that Section 7.3 describes.

                        (d) TRANSFER RESTRICTIONS. The Key Executive may not sell, assign, exchange, transfer, pledge or otherwise dispose of the shares of Restricted Stock during the applicable Restricted Period other than to the Corporation pursuant to
                Section 8.6(b) or by will or by the laws of descent or distribution.

                                 If the Key Executive sells, assigns, exchanges,
                pledges, transfers or otherwise voluntarily or involuntarily disposes of or attempts to take any such action to dispose of any shares of Restricted Stock during the Restricted Period applicable to the shares, or if the shares of Restricted Stock are subject to any attachment, garnishment, lien, execution of judgment or other involuntary transfer during an applicable Restricted Period (collectively referred to as a "Transfer"), except as provided above in Section 8.6(b), the Key Executive's rights to and interests in the Restricted Stock the subject of the Restricted Period shall terminate as set forth in Section 8.6(b), the Key Executive shall promptly surrender to the Corporation those Shares of Restricted Stock and any Transfer of Shares the subiect of the Restricted Period shall be void and not binding on the Corporation. The Key Executive shall grant the Corporation a security interest in the Restricted Stock and shall authorize the Corporation to retain during the Restricted Period the certificates which evidence the Restricted Stock.

                        (e) SHAREHOLDER RIGHTS. During the Restricted Period applicable to any Restricted Stock, the Key Executive shall have all rights of a shareholder with respect to the Restricted Stock the subject of the Restricted Period including
                (i) the right to vote any shares at shareholders' meetings,
                (ii) the right to receive, without restriction, all cash dividends paid on the Restricted Stock, and (iii) the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Common Shares of the Corporation or any merger, consolidation or other reorganization involving an increase, decrease or adjustment in the Common Shares of the Corporation. Any new, additional or different shares or other security received by the Key Executive pursuant to the stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which the shares were received.


                                  SECTION 9
                                  ---------

                                  AMENDMENTS
                                  ----------

                9.1 The Board may from time to time amend, suspend, or terminate, in whole or in part, any or all of the provisions of this Plan, effective as of the beginning of any Year commencing after the date of adoption of such action by the Board; provided, that no such action shall affect the rights of any Key Executive or the operation of this Plan with respect to any Bonus to which the Key Executive may have become entitled hereunder prior to the effective date of the action.

                                  SECTION 10
                                  ----------

                                   GENERAL
                                   -------

              10.1 Neither the action of the Corporation in establishing this Plan nor any action taken by it or the Committee shall be construed as giving any Key Executive the right to be retained in the employ of the Corporation.

              10.2 The expense of administering this Plan shall be borne by the Corporation.

              10.3 The effective date of this amended Plan shall be January 1, 1993. For purposes of calculating the Long Term Portion of the Bonus under Section 5.3, the Corporation shall use the results of the Corporation's operations for the five Years ending December 31, 1992.

                                                    ________________Total Shares

                                                                    End of
                                                                    Restricted
                                                    ________________Period

                                  EXHIBIT A
                                  ---------


       Durametallic Corporation
       2104 Factory Street
       Kalamazoo, Michigan 49001

       Gentlemen:

                      I understand that Durametallic Corporation (the "Corporation") has chosen me as a Key Executive under the Corporation's Executive Incentive Bonus Plan, as amended (the "Plan"). A portion of my Bonus is payable in shares of Common Stock of the Corporation (the "Shares"). I agree that any Shares which I will receive under the
       Plan or have received under the Plan prior to any amendment (the "Restricted Stock") are subject to the terms and conditions of this letter, and the Shares and my rights under this letter are subject to the terms, conditions and definitions of the Plan which are incorporated herein by reference. I agree that as of the date of this letter, the
       Corporation has awarded to me               Shares under the Plan.

                      (a) CONTINUED EMPLOYMENT. I agree that any Restricted Stock awarded to me will be subject to the condition that I remain in the employ of the Corporation or one or more of its subsidiaries for three (3) years from the date that the Restricted Stock is issued to me (the three year period applicable to each Share is referenced herein as a "Restricted Period"). Neither this condition nor the award or the Restricted Stock shall impose upon the Corporation or any subsidiary any obligation to retain me in their employ for any given period or upon any specific terms of employment. I acknowledge that, except as the Corporation or one of its subsidiaries may otherwise agree in a signed written agreement, approved by its board of directors, my employment is "at will" and terminable by me or the Corporation at any time and for any reason.

                      (b) TERMINATION OF RIGHTS AND INTERESTS. In the event the Corporation or any subsidiary terminates my employment for cause (as defined in Section 8.1 of the Plan), I voluntarily terminate my employment or a Transfer (as defined below) occurs or is proposed to occur during a Restricted Period
              (collectively referred to as a "Terminating Event"), all my rights to and interests in the Shares of Restricted Stock the subject of the Restricted Period shall immediately terminate as of the date of the Terminating Event and I shall promptly surrender to the Corporation those Shares of Restricted Stock in which my rights and interests have terminated.

                         (c)    DEATH OR NORMAL RETIREMENT.  In the
                event my employment terminates during a Restricted Period by reason of death, Disability or Retirement, or the Corporation terminates my employment without cause, my right to all of my Restricted Stock the subject of the Restricted Period shall vest as of the date that my employment terminates and I may then transfer the Restricted Stock free of the restrictions under the Plan, except for those restrictions that Section 7.3 of the Plan describes or as set forth in this Agreement.

                         (d) TRANSFER RESTRICTIONS. I may not sell, assign, exchange, transfer, pledge or otherwise dispose of the Shares of Restricted Stock during the applicable Restricted Period other than to the Corporation pursuant to Paragraph (b) above or by will or by the laws of descent or distribution.

                                If I sell, assign, exchange, pledge, transfer
                or otherwise voluntarily or involuntarily dispose of or attempt to take any such action to dispose of the Restricted Stock during the Restricted Period applicable to the Shares, or if the Shares of Restricted Stock are subject to any attachment, garnishment, lien, execution of judgment or other involuntary transfer during an applicable Restricted Period (collectively referred to as a "Transfer"), except as provided above in Paragraph (b), my rights to and interests in the Restricted Stock the subject of the Restricted Period shall terminate as set forth in Paragraph (b) above, I shall promptly surrender to the Corporation those Shares of Restricted Stock and any Transfer of Shares the subiect of the Restricted Period shall be void and not binding on the Corporation. I hereby grant the Corporation a security interest in the Restricted Stock and authorize the Corporation to retain during the applicable Restricted Period the certificates which evidence the Restricted Stock.

                        (e)     SHAREHOLDER RIGHTS.   During the Restricted
                Period, I shall have all rights of a shareholder with respect to the Restricted Stock the subject of the Restricted Period including (i) the right to vote any Shares at shareholders' meetings, (ii) the right to receive, without restriction, all cash dividends paid on the Restricted Stock, and (iii) the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Common Shares of the Corporation or any merger, consolidation or other reorganization involving an increase, decrease or adjustment in the Common Shares of the Corporation. Any new, additional or different Shares or other security received by me pursuant to the stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which the Shares were received.

                        (f)     Corporations's Options.
                                -----------------------

                                (1)    For Shares which are not Restricted
                        Stock subject to a termination of rights and interests upon a Transfer, I hereby grant the Corporation the option to purchase the Shares in the event (i) I desire to sell, assign, exchange, transfer or otherwise disclose of all or any portion of the Shares pursuant to a bona fide offer or (ii) the Shares are subject to an involuntary transfer.

                                       (A)  I shall give written notice to the
                                Corporation of any proposed voluntary
                                transfer. The written notice shall specify the number of Shares I desire to transfer, the name, address, and telephone number of the proposed transferee, the proposed price and other terms of the transfer (the "Offer").
                                The Corporation shall have the right to
                                purchase the number of Shares which are the subject of the Offer upon the terms and conditions contained in the Offer. The Corporation's option shall be exercisable for thirty (30) days following receipt of the written notice. The Corporation shall exercise its option by written notice to me. If the Corporation does not exercise its option, I agree that I shall have a period of sixty (60) days after the expiration of Corporation's option to transfer the Shares to the proposed transferee named in the notice, on terms no more favorable and at a price not less than those stated in the notice.

                                       (B)     The Corporation's option to
                                purchase any Shares which are the subject of an involuntary transfer shall be exercisable for thirty (30) days following the Corporation's receipt of notice of the involuntary transfer. The purchase price for the Shares shall be their market value as of the date of the involuntary transfer. The Corporation shall exercise the option by written notice to any successor(s) in interest. Market value shall be determined by independent appraisers or such other valuation methods as may from time to time be adopted by the Corporation.

                                (2)    For Shares which are not Restricted
                       Stock subject to a termination of rights and interests upon my employment termination, I hereby grant the Corporation the option to purchase the Shares upon termination of my employment by the Corporation or any of its subsidiaries for any reason whatsoever, including the employer's termination, my voluntary termination, death, Disability, or Retirement. The purchase price for the Shares shall be their market value as of the date of employment termination. The Corporation's option shall be exercisable for thirty (30) days following my employment termination date. The Corporation shall exercise its option by written notice to me or my successor(s) in interest. Market value shall be determined by independent appraisers or such other valuation methods as may from time to time be adopted by the Corporation.

                       In consideration of being chosen as a Key Executive, I hereby represent and warrant to the Corporation that I am acquiring the Shares for my own account for investment, and without any view or present intention of reselling or engaging in any other distribution thereof. In particular, but without limiting the foregoing, I warrant that I am not acquiring the Shares wholly or partly for the benefit of or pursuant to any understanding or agreement with, any other person or persons.

                       I further agree that I will not sell, assign, encumber or otherwise transfer or offer for sale any of the Shares except (a) pursuant to effective registration and qualification under all applicable federal or state securities laws; or (b) in such circumstances that, in the opinion of counsel for the Corporation, such registration or qualification is not required, I may sell or otherwise transfer without violating any federal or state securities laws, and the sale or transfer is consistent with my investment representation.

                       I agree that the stock certificate or certificates to be issued to me may bear an appropriate legend reflecting the foregoing restrictions on transfer. In the event any provision of law or the regulations of any stock exchange upon which the common stock of the Corporation may be listed shall at any time in the future be changed so as to require any different or additional legend with respect to such investment undertaking, I further agree to deliver to the Corporation the certificates evidencing the Shares so that the Corporation may amend or supplement the legend thereon in accordance with the laws or regulations. I further agree that the Corporation may give appropriate stop transfer instructions to any transfer agent or registrar of the Corporation's common stock (including the Corporation as its own transfer agent), to give effect to the foregoing investment representations and restrictions. I further agree that in the event I attempt any sale or other disposition of the Shares in violation of the foregoing representations or restrictions, the Corporation may refuse to register the transfer.


                                --------------------------------------------
                                (Employee's Signature)



       Dated:--------------     --------------------------------------------
                                (Print Name)